Exhibit 10.17

Lease Contract

Lessor (Party A): Qi Guifang

Lessee (Party B): Harbin Yew Science and Technology Development Co., Ltd.

Party A and Party B, through equal and voluntary negotiation, based on the principles of equal value exchange, enter into this Contract and promise to obey it.

It is hereby agreed between both parties as follows:

A Lease

1.	Party A agreed to lease the property with a usable area of 40m2 (No. 226-7, Gexin Street, Nangang District) to Party B.

B Lease term and usage

1.	The lease term will be from December 1st, 2011 to December 1st, 2014.

2.	Party A and Party B should inform each other whether they renew this lease or relieve it upon expiration, while one-month prior to the lease term.

3.	The housing is just used for handicraft store. If Party B wants to change the usage, it must solicit Party A to agree.

C Rent, security deposit and payment

1.	Rental payment of the housing is RMB 1,300 per month according to the annual payment; Party B shall pay one-time the annual rental of RMB 15,600 to Party A before May 30th each year.

2.	During the lease term, Party B will provide the fees of utilities, water, electricity, gas, closed-circuit television, network, telephone and garbage for using the house.

D The safety of house management

1.	During the lease term, Party A is in charge of the maintenance of the house’s wall and roof (except of Party B misusage). Party B is in charge of the maintenance of ancillary facilities, such as the door, window, water and electricity lines, and the decorated parts; meanwhile, Party B shall undertake the related charges.

2.	Party B is responsible for the safety of the house and bears the loss due to its own reasons caused by theft, fire and other accidents. If Party B causes the damage to the house and facilities, it shall compensate to Party A.

3.	Party B shall reasonable use the leased house and its facilities. Party B shall be in charge of repairing or economic compensation for the damaged house and facilities caused by its improper use. Party B shall not change the inner structure of the house.

4.	Decoration of the leased house, at the expiration of the lease or other reasons, can be removed after the termination of the lease, and Party A shall not compensate for it.

5.	During the lease term, Party B shall not sublease and lend the premise to any third party, and not use it to cooperate with the third Party, otherwise, Party A has the right to relieve or unilaterally terminate the contract without compensation.

F Rights and obligations

1.	Party A shall guarantee the house ownership and the use right during the lease term. If the housing use right of Party B is affected by property or debt disputes, Party A shall compensate for the damage.

2.	Party B shall not perform against the provisions of the laws and regulations in the leased house.

3.	At the expiration of the lease, Party B enjoys the priority right to renew it under the same condition.

4.	After the termination of the contract within 10 days (including the lease’s expiry or relieved), Party B shall empty the house and return it to Party A. If not, Party A has the right to empty the house and withdraw it by itself or entrust others, and Party B shall not ask Party A for anything thus.

F Liability for breach the agreement

1.	During the lease term, if Party A terminates the contract without authorization, it shall pay Party B a month rent as penalty.

2.	During the lease term, if Party B terminates the contract without authorization, Party A shall not return the current rent.

3.	If the house is removed or adjusted by the government, Party A shall notice Party B 30 days in advance. And Party B shall move out when receives the notice in one month. Party A shall return all the security deposit without interest and the rest part of paid-rent to Party B. Party A shall not bear any liability to pay compensation to Party B.

4.	The housing and its facilities are damaged by irresistible factors; both parties shall not take the responsibility.

G This agreement shall take effect from the date sighed by both parties, and shall invalidate after dissolving or terminating the agreement as well as both parties pay off the liabilities. This contract is executed in two original copies with each party holding one copy, which has the equal legal effect.

H Other

Lessor (Party A): Guifang Qi	Lessee (Party B): Harbin Yew Science and Technology Development Co., Ltd.
ID: 23010219621101282x	By /s/ Xingming Han
Telephone: 82292380	Name: Xingming Han
Telephone: 0451-82292379
November 15, 2011